Exhibit 9.1(b)



                 Amended and Restated
                      Schedule A
                        to the
               Transfer Agent Agreement
                    by and between
                   ICAP Funds, Inc.
                          and
            Sunstone Investor Services LLC


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios effective as of the date hereof:

                 ICAP Equity Portfolio
          ICAP Discretionary Equity Portfolio
           ICAP Euro Select Equity Portfolio
             ICAP Select Equity Portfolio


Dated:  November 13, 1997.



ICAP FUNDS, INC.                SUNSTONE INVESTOR SERVICES LLC


By:  /s/ Pamela H. Conroy       By:  /s/ Miriam M. Allison
---------------------------     -----------------------------
Vice President and Treasurer    Miriam M. Allison
                                President


                 Amended and Restated
                      Schedule C
                        to the
               Transfer Agent Agreement
                    by and between
                   ICAP Funds, Inc.
                          and
            Sunstone Investor Services LLC

Intending to be legally bound, the undersigned hereby amend and restate Schedule C to the aforesaid as follows effective as of the date hereof:

                     FEE SCHEDULE

Base fees

                    Annual Shareholder         Minimum Annual Fee Per Fund
                       Account Fee            0 to 249        more than 250
Type of Fund           Open/Closed          shareholders       shareholders

Equity                  $18.00/$3.00           $17,000            $20,000

  The base fee assumes a single class of shares, no load, no 12b-1 plan, availability of automatic investment plans and systematic withdrawal plans, quarterly or less frequent dividend distributions for equity funds, annual capital gains distributions, and includes all standard reports.

  Additional fees to be added to base fee


Type of Service or       Annual Shareholder        Minimum Annual Fee
Fund Function               Account Fee                 Per Fund

12b-1 plan                     $1.00                     $1,000
Multiple class                                    25% of base fee minimum
                                                  (per class)


  One-time set-up fees

  New funds set up (per fund)                           $2,000
  NSCC Fund/SERV and Networking set-up (per fund group)  2,500
  Remote access set-up (per location)                      500
  Voice Response Unit (VRU) set-up                       2,000

  Account maintenance and processing fees (per occurrence)

  Omnibus account transaction                            $2.50
  Certificate issuance                                   $4.00
  Locating lost shareholders                             $8.00

  Out-of-pocket expenses

  Per statement confirmation and check processing        $0.25
  Per tax form processing                                $0.15
  Per label printing for proxy or marketing purposes     $0.05
  Production of ad hoc reports                starting at $100
  Bulk mailings/insert handling charge
   1 insert                                              $0.06
   2 - 3 inserts                                         $0.08
   4 or more inserts                                 as quoted
  Bank account service fees and any other bank charges at cost Statement paper, cheek stock, envelopes, tax forms at cost
  Postage and express delivery charges                 at cost
  Telephone and long distance charges                  at cost
  Fax charges                                          at cost
  P.O. box rental                                      at cost
  800-phone number                                     at cost
  Inventory and records storage                        at cost
  Fund/SERV charges                                    at cost
  Monthly remote access user charges
   First user and password                                $250
   Additional users and passwords (each)                  $100
  Remote access line charge                            at cost


  Additional
  (which may be passed on to shareholders)

  Outgoing wire fee                             varies by bank
  Account transcripts older than 2 years
   (per year, per fund)                                  $5.00
  Non-sufficient funds                           varies by bank
  IRA/SEP/SIMPLE/403(b) processing
   Annual maintenance or custodial fee (per account)    $15.00
   Account termination (transfer or rollover)           $15.00

Custom programming

   Additional fees may apply for special programming to meet your servicing requirements or to create custom reports.

Dated:  November 13, 1997.



ICAP FUNDS, INC.                SUNSTONE INVESTOR SERVICES LLC


By:  /s/ Pamela H. Conroy       By:  /s/ Miriam M. Allison
--------------------------      -----------------------------
Vice President and Treasurer    Miriam M. Allison
                                President